Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@abglobal.com Jonathan Freedman, Media 212.823.2687 jonathan.freedman@abglobal.com

AB to Report Second Quarter 2016 Results on Thursday, July 28, 2016
New York, NY, July 14, 2016 - AllianceBernstein L.P. and AllianceBernstein Holding L.P. (NYSE: AB) today announced that Second Quarter 2016 financial and operating results will be released on Thursday, July 28, 2016. Management will conduct a teleconference call beginning at 8:00 am (ET), following the release of its financial results. The call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.
Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AB’s Investor Relations website at http://www.abglobal.com/corporate/investor-relations/home.htm at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the US, or (973) 935-8521 from outside the US, 10 minutes before the 8:00 am (ET) scheduled start time. The conference ID# is 46107406.
The presentation that will be reviewed during the conference call will be available on AB’s Investor Relations website shortly after the release of Second Quarter 2016 financial and operating results on July 28, 2016.
AB will be providing live updates via Twitter during the conference call. To access the tweets, follow AB on Twitter: @AB_insights.
A replay of the webcast will be made available beginning approximately one hour after the completion of the conference call on July 28, 2016 and will remain on AB’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the US, or (404) 537-3406 from outside the US, and provide the conference ID#: 46107406.
About AB
AB is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of June 30, 2016, AllianceBernstein Holding L.P. owned approximately 35.9% of the issued and outstanding AB Units and AXA, one of the largest global financial services organizations, owned an approximate 63.8% economic interest in AB.
Additional information about AB may be found on our website, www.abglobal.com.

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